Exhibit 10.1





                         CONSULTING SERVICES AGREEMENT

     CONSULTING SERVICES AGREEMENT, made and entered into as of the 28th day of May, 2003 by and among PXRE GROUP LTD., a Bermuda company (together with its successors and assigns permitted under this Consulting Services Agreement, the "Company"), and GERALD L. RADKE (the "Consultant").


                             W I T N E S S E T H:


     WHEREAS, the Consultant currently is the Chairman of the Board of Directors (the "Board"), the Chief Executive Officer and an employee of the Company; and

     WHEREAS, the Company and the Consultant desire to have the Consultant cease to serve as the Chief Executive Officer and an employee of the Company, continue to serve as the non-executive Chairman of the Board, commence service as a consultant to the Company and, in such capacity, serve as the Chairman of the Underwriting Committees of the Company's operating subsidiaries; and

     WHEREAS, the Company desires to enter into a consulting services agreement to set forth the terms of such services (this "Agreement"); and

     WHEREAS, the Consultant desires to enter into this Agreement and to perform such services, subject to the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Consultant (individually a "Party" and together the "Parties") agree as follows:

     1. CONSULTING SERVICES AND DUTIES

          1.1. General. The Company hereby accepts the resignation and retirement of the Consultant as Chief Executive Officer and an employee of the Company and hereby agrees to retain the services of the Consultant as a consultant, and the Consultant hereby agrees to serve the Company as a consultant and, in such capacity and for so long as requested or directed by the Company's Board of Directors, as non-executive Chairman of the Board and Chairman of each of the Underwriting Committees of the Company's operating subsidiaries, commencing as of June 30, 2003 (the "Effective Date") upon the terms and subject to the conditions herein contained. The Consultant agrees to serve the Company faithfully and to the best of his ability under the direction of the Board, and to perform such services as are reasonably requested, such services to include, but not be limited to, the following: (i) Acting as Chairman of the Underwriting Committees of the Company's reinsurance subsidiaries; (ii) Active involvement in the design and maintenance of the Company's underwriting and risk selection processes and procedures; (iii) Attendance in Bermuda at a substantial portion of all subsidiary underwriting committee meetings during the peak January 1, April 1 and July 1 renewal periods; and (iv) Advising senior management on strategic policy matters.

          Except as may otherwise be approved in advance by the Board, and except during reasonable periods of absence due to sickness, personal injury or other disability, the Consultant shall devote such amount of his working time throughout his period of consulting services with the Company as may reasonably be required of him under this Agreement. The Consultant shall use his best efforts, judgment and energy to improve and advance the business, reputation and interests of the Company in a manner consistent with the duties of his positions.

          1.2. Term of Consulting Services. The Consultant's services under this Agreement shall commence as of the Effective Date and shall terminate on the earlier of June 30, 2005 and the date of termination of the Consultant's consulting services pursuant to Section 4 or 5 hereof. The period commencing on the Effective Date and terminating 24 months thereafter is referred to as the "24 Month Term", and the period commencing on the Effective Date and terminating as contemplated by the immediately preceding sentence is hereinafter referred to as the "Consulting Services Term".

          1.3. Chairmanship of the Board. During the Consulting Services Term, the Company shall cause the Consultant to continue to be nominated for membership on, and the Chairmanship of, the Board, and shall use its best efforts to ensure that the Consultant continues to be elected to such position; provided, however, the Consultant shall serve as non-executive Chairman of the Board at the pleasure of and in the discretion of the Board. The Consultant hereby agrees that at such time as the Consultant, for whatever reason, ceases to provide consulting services hereunder, the Consultant shall be deemed immediately to have tendered his resignation as non-executive Chairman of the Board, and the Board to have accepted such resignation; provided, however, such resignation shall not affect the obligation of the Company to pay to the Consultant the full amount that would be owed to the Consultant under the provisions of Section 2 of this Agreement.

     2. COMPENSATION

          2.1. Chairmanship Fee. From the Effective Date through the end of the 24 Month Term, the Consultant shall be entitled to receive a fee for his services as Chairman of the Board ("Chairmanship Fee") at a rate of US$50,000 per annum, payable in accordance with the Company's Board payment practices.

          2.2. Initial and Base Consulting Fees. On the Effective Date the Consultant shall be entitled to receive, and the Company shall pay to the Consultant, an initial consulting fee of $260,000. From the Effective Date through the end of the Consulting Services Term, the Consultant shall be entitled to receive, and the Company shall pay to the Consultant, a base consulting fee for his services as a consultant ("Base Consulting Fee") at a rate of US$200,000 per annum, payable in each calendar year in 12 equal monthly installments commencing July 1, 2003.

          2.3. Annual Incentive Bonus Plan. Pursuant to, and subject to the terms of, the Company's Restated Employee Annual Incentive Bonus Plan (the "Bonus Plan"), the Consultant will be entitled to receive 6/12ths of the Cash and Restricted Share Bonuses (as defined and calculated under the Bonus Plan) payable to the Chief Executive Officer under the Bonus Plan with respect to the 2003 fiscal year, provided that, as a result of the Consultant's retirement, the Restricted Share Bonus, if any, shall be payable in cash rather than Restricted Shares (the "Plan Bonus"). In accordance with, and subject to the terms of, the Bonus Plan, any bonuses payable thereunder shall be paid to the Consultant no later than February 15, 2004. In addition, the Company (in recognition that the Consultant's retirement at the Effective Date disqualifies him from continued participation in the Bonus Plan after the Effective Date) agrees to pay to the Consultant an amount equal to any Plan Bonus that may be payable to the Consultant pursuant to the first sentence of this Section 2.3 which additional amount shall also be payable to the Consultant no later than February 15, 2004.

          2.4. Meeting Fees. From the Effective Date through the Termination Date, the Consultant shall be entitled to receive all applicable fees (currently $2,000 per day) for attending meetings of the Board and committees thereof ("Meeting Fees" and, together with the Consultant's Chairmanship Fee, Initial Consulting Fee and Base Consulting Fee, "Service Fees"), payable in accordance with the Company's Board compensation practices.

          2.5. Equity Grants. Subject to the provisions of Section 4.2, the Consultant shall receive a grant of 12,500 restricted shares of the Company Common Shares, which shares shall vest and become transferable on the second anniversary of the Effective Date; provided, however, in the event of a Change of Control of the Company (as hereinafter defined), all such restricted shares shall thereupon immediately vest and be transferable.

          2.6. Severance Plan. The Consultant will not be eligible to participate in the Company's Amended and Restated Severance Plan.

          2.7. Purchase of Shares. On the Effective Date, the Consultant shall tender 50,000 Common Shares of the Company owned by the Consultant to the Company, and agrees with the Company that all such Common Shares shall be purchased by the Company from the Consultant at a price per Common Share equal to the Fair Market Value thereof. The 50,000 Common Shares to be tendered by the Consultant for purchase by the Company are described in Appendix A hereto. The "Fair Market Value" per Common Share to be paid by the Company to the Consultant shall be equal to the closing price of the Company's Common Shares as quoted on the New York Stock Exchange on the Effective Date. The Consultant hereby directs and agrees that the proceeds of the sale of his Common Shares to the Company as herein described shall be assigned to the Company's subsidiary, PXRE Reinsurance Company, to satisfy or offset, as the case may be, various tax withholding obligations of PXRE Reinsurance Company incurred in connection with the Consultant's retirement.

     3. BENEFITS AND EXPENSE REIMBURSEMENTS

          3.1. In General. During the Consulting Services Term, the Consultant and his dependents shall not be eligible to receive benefits under the Company's health, medical, life, disability or other similar plans or benefits which shall be established by the Company from time to time for, or made available to, its employees.

          3.2. Expenses, Etc.. During the Consulting Services Term, the Consultant is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall reimburse him for all such reasonable business expenses reasonably incurred in connection with carrying out the business of the Company, subject to and in accordance with the terms and conditions of the policies applicable to senior executives of the Company regarding such expenses as in effect from time to time. In addition, the Company shall continue to provide the Consultant with the non-exclusive use of the "Tucker Estate" house in Bermuda as well as, on a non-exclusive basis, two cars, one for use on Bermuda, the other for use in the U.S.; provided, however, in the case of neither the house nor the cars shall the house or cars, as the case may be, be any more costly to the Company to maintain than has previously been the case (ordinary cost increases excepted).

     4. TERMINATION OF CONSULTING SERVICES

          4.1. Termination Without Cause; Resignation for Good Reason.

               4.1.1. General. Subject to the provisions of Sections 4.1.2 and 4.1.3, if the Consultant's consulting services are terminated by the Company without Cause (as defined in Section 4.3), or if the Consultant terminates his consulting services hereunder for Good Reason (as defined in Section 4.4), the Company shall pay the Consultant severance pay in an amount equal to the balance of all Service Fees which would otherwise be payable to the Consultant under the terms of the Agreement assuming that the Consulting Services Term were equal in duration to the 24 Month Term. Such severance pay shall be payable at such intervals as the same would have been paid had the Consultant remained in the active service of the Company for the balance of the 24 Month Term (the "Severance Period"); provided, however, if the Consultant terminates his consulting services hereunder pursuant to Section 4.4(c), then such severance pay shall be immediately due and payable by the Company to the Consultant. The Consultant shall have no further right to receive any other compensation or benefits after such termination or resignation of consulting services.

               4.1.2. Conditions Applicable to the Severance Period. If, during the Severance Period, the Consultant breaches his obligations under
Section 6 of this Agreement, the

Company may terminate the Severance Period and cease to make any further payments or provide any benefits described in Section 4.1.1.

               4.1.3. Death During Severance Period. In the event of the Consultant's death during the Severance Period, all remaining severance pay due to the Consultant under Section 4.1.1 shall be payable immediately to the Consultant's designated beneficiary.

               4.1.4. Date of Termination. The date of termination of consulting services without Cause shall be the date specified in a written notice of termination to the Consultant. The date of resignation for Good Reason shall be the date specified in the written notice of resignation from the Consultant to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in Section 4.4 has expired without the Company having corrected the event or events subject to cure; provided further, each of the Company and the Consultant agrees and confirms that no cure period shall be applicable to a termination for Good Reason pursuant to Section 4.4(c). If no date of resignation is specified in the written notice from the Consultant to the Company, the date of termination shall be the first day following the expiration of such cure period.

          4.2. Termination for Cause; Resignation Without Good Reason.

               4.2.1. General. If, prior to the expiration of the Consulting Services Term, the Consultant's consulting services are terminated by the Company for Cause, or the Consultant resigns from his consulting services hereunder other than for Good Reason, the Consultant shall be entitled only to payment of his Service Fees as then in effect through and including the date of termination or resignation. The Consultant shall have no further right to receive any other severance, compensation or benefits after such termination or resignation of consulting services, except as determined in accordance with the terms of the employee benefit plans or programs of the Company.

               4.2.2. Date of Termination. Subject to the proviso to Section 4.3, the date of termination for Cause shall be the date specified in a written notice of termination to the Consultant. The date of resignation without Good Reason shall be the date specified in the written notice of resignation from the Consultant to the Company, or if no date is specified therein, 10 business days after receipt by the Company of written notice of resignation from the Consultant.

          4.3. Cause. Termination for "Cause" shall mean termination of the Consultant's consulting services because of: (a) any willful act or omission that constitutes a material breach by the Consultant of any of his obligations under this Agreement; (b) the willful and continued failure or refusal of the Consultant to substantially perform the material duties required of him as director of, and consultant to, the Company; (c) any willful material violation by the Consultant of any law or regulation applicable to the business of the Company or any of its subsidiaries or affiliates, or the Consultant's conviction of or plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or any willful perpetration by the Consultant of a common law fraud; or (d) any other willful misconduct by the Consultant that is injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates; provided, however, that if any such Cause relates to the Consultant's obligations under this Agreement and is susceptible to cure, the Company shall not terminate the Consultant's consulting services hereunder unless the Company first gives the Consultant notice of its intention to terminate and of the grounds for such termination, and the Consultant has not, within 10 business days following receipt of the notice, cured such Cause. For purposes of this Section 4.3, an "affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified.

          4.4. Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following (occurring without the Consultant's prior consent): (a) a decrease in the Consultant's Service Fees, or a failure by the Company to pay material compensation due and payable to the Consultant in connection with his consulting services; (b) the failure of the Company to nominate the Consultant for membership on, or the Chairmanship of, the Board, or the failure of the Company to use its best efforts to ensure that the Consultant continues to be elected to such positions, or (c) a Change of Control of the Company is effected where, for purposes of this Agreement, the term "Change of Control" shall have the meaning provided to such term in
Section 4.2(c) of the Company's 2002 Officer Incentive Plan, which definition is incorporated herein by reference.

          4.5. General Release by Consultant. Notwithstanding any provision of this Agreement to the contrary, the Consultant acknowledges and agrees that the obligation of the Company to pay any compensation and benefits under this
Section 4 is expressly conditioned upon the Consultant's timely execution of and agreement to be bound by a general release of any and all claims (other than claims for compensation and benefits payable under this Section 4) arising out of or relating to the Consultant's consulting services and termination of consulting services. Such general release shall be made in a form reasonably satisfactory to the Company and shall run to the Company, its affiliates, and their respective officers, directors, employees, agents, successors and assigns.

     5. DEATH OR DISABILITY

          In the event of termination of the Consultant's consulting services by reason of death or Permanent Disability (as hereinafter defined), the Consultant (or his estate, as applicable) shall be entitled to Service Fees and benefits determined under Sections 2 and 3 through the date of termination which, in the event of the Consultant's death, shall become immediately due and payable in full to the Consultant's Estate. Other benefits shall be determined in accordance with the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. For purposes of this Agreement, "Permanent Disability" means a physical or mental disability or infirmity of the Consultant that prevents the normal performance of substantially all his duties as a director of, or consultant to, the Company, which disability or infirmity shall exist, or in the option of an independent physician is reasonably likely to exist, for any continuous period of 180 days.

     6. CONFIDENTIALITY

          6.1. Confidentiality. The Consultant agrees that during the Consulting Services Term and thereafter he will not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Board, directly or indirectly, disclose or use (except for the direct benefit of the Company) any confidential information that he may learn or has leaned by reason of his association with the Company, any client or any of their respective subsidiaries and affiliates. The term "confidential information" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning or otherwise reflecting information and concerning the Company and its affairs, including, without limitation, with respect to clients, products, policies, procedures, methodologies, trade secrets and other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business plans, prospects or opportunities, but shall exclude any portion of such information that (a) was acquired by the Consultant prior to his consulting services by, or other association with, the Company, (b) is or becomes generally available to the public or is generally known in the industry or industries in which the Company operates, in each case other than as a result of disclosure by the Consultant in violation of this Section 6.1 or (c) the Consultant is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

          6.2. Exclusive Property. The Consultant confirms that all confidential information with respect to the Company is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Consultant relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Consultant.

          6.3. Injunctive Relief. Without intending to limit the remedies available to the Company, the Consultant acknowledges that a breach of any of the covenants contained in this Section 6 may result in material and irreparable injury to the Company and its affiliates and subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Consultant from engaging in activities prohibited by this Section 6 or such other relief as may be required specifically to enforce any of the covenants in this Section 6. If for any reason it is held that the restrictions under this Section 6 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 6 as will render such restrictions valid and enforceable.

     7. PROHIBITED ACTIVITY

          7.1. The Consultant covenants and agrees that during the Consulting Services Term he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section

7.3 below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity:

               7.1.1. engage in activities or businesses that are substantially in competition with the Company or any of its affiliates (in each case for the purposes of this Section 7, the term "Company" shall be deemed to include any successor entity to the Company) ("Competitive Activities"), including (A) the provision of reinsurance products and services, including without limitation property catastrophe reinsurance and retrocessional coverage, except that if any activities or businesses were not engaged in by the Company during the period of time that the Consultant was employed by the Company and are not engaged in by the Company at the time the Consultant's consulting services to the Company are terminated (collectively "Permitted Activities"), the Consultant may engage in any Permitted Activities notwithstanding anything contained in this Agreement, (B) soliciting any customer or prospective customer of the Company or any of its affiliates to purchase any products or services of the type provided by the Company or any of such affiliates, as applicable, from anyone other than the Company or any of such affiliates, as applicable, and (C) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (A) or (B) above;

               7.1.2. perform any action, activity or course of conduct that is substantially detrimental to the business of the Company or any of its affiliates (other than engaging in Permitted Activities) or business reputation of the Company or any of its affiliates; or

               7.1.3. establish any new business that engages in Competitive Activities.

          7.2. The Consultant also covenants and agrees that during the Consulting Services Term he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 7.3 below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity, solicit, recruit or hire any persons who are then (or who were during the immediately preceding three months) employees of the Company or any of its affiliates, or solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or any of such affiliates, as applicable.

          7.3. Notwithstanding anything to the contrary contained in this
Section 7, the Company hereby agrees that the foregoing covenant shall not be deemed breached by the Consultant as a result of the ownership by such Consultant of less than an aggregate of 3% of any class of securities of an entity engaged, directly or indirectly, in Competitive Activities; provided that such securities are listed on a national securities exchange or are quoted on the NASDAQ National Market System.

          7.4. The Consultant declares that the foregoing limitations are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, the Consultant agrees to the reduction of such time limitation to such period which such court shall deem reasonable.

          7.5. Injunctive Relief. Without intending to limit the remedies available to the Company, the Consultant acknowledges that a breach of any of the covenants contained in this Section 7 may result in material and irreparable injury to the Company and its affiliates and subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Consultant from engaging in activities prohibited by this Section 7 or such other relief as may be required specifically to enforce any of the covenants in this Section 7. If for any reason it is held that the restrictions under this Section 7 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 7 as will render such restrictions valid and enforceable.

     8. MITIGATION

          Consultant shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other consulting services or employment, and shall not be required to mitigate the amount of any such payment if he does obtain other consulting services or employment.

     9. REPRESENTATION

          The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Consultant represents and warrants that no agreement exists between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

     10. SEVERABILITY

          Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11. ASSIGNABILITY

          The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all the Company's business and properties (or portion thereof in which the Consultant is employed). The Company, subject to the rights of the Consultant under the provisions of Section 4.4, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Consultant.

     12. ENTIRE AGREEMENT

          This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, subject to the occurrence of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     13. WITHHOLDING

          The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

     14. GOVERNING LAW/JURISDICTION

          This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda without regard to any conflict of law rules that might apply the laws of any other jurisdiction.

     15. AMENDMENT OR WAIVER

          No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Consultant and an officer of the Company specifically authorized to execute such amendment by the Board. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Consultant and an officer of the Company specifically authorized to execute such waiver by the Board.

     16. SURVIVORSHIP

          The respective rights and obligations of the Parties hereunder shall survive any termination of the Consultant's consulting services to the extent necessary to the intended preservation of such rights and obligations.

     17. BENEFICIARIES/REFERENCES

          The Consultant shall be entitled, to the extent permitted under any applicable law and under the terms of any applicable plan or program, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Consultant's death by giving the Company written notice thereof. In the event of the Consultant's death or a judicial determination of his incompetence, reference in this Agreement to the Consultant shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     18. NOTICES

          All notices or communications hereunder shall be in writing, addressed as follows:

          If to the Company:

          PXRE Group Ltd.
          26 Victoria Street
          Hamilton HM 12
          Bermuda
          Fax:  441-296-6162
          Attn: Chief Executive Officer

          If to the Consultant:

          Gerald L. Radke
          c/o PXRE Group Ltd.
          26 Victoria Street
          Hamilton HM 12
          Bermuda
          Fax:  441-296-6162

          All such notices shall be conclusively deemed to be received and shall be effective, (a) if sent by hand delivery or courier service, upon receipt, (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (c) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

     19. HEADINGS

          The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     20. COUNTERPARTS

          This Agreement may be executed in two or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                     PXRE GROUP LTD.



                                     By:  /s/ John Modin
                                          ----------------------------------
                                          Name:   John Modin
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer


                                     THE CONSULTANT


                                     /s/ Gerald L. Radke
                                     ---------------------------------------
                                     Gerald L. Radke

                                                                    Appendix A




LOT                                          NUMBER OF
----                                         ---------
                                              SHARES
                                              ------
Certificate PR1880                          10,000
Certificate PR1881                          10,000
Certificate PR1882                          10,000
1/6/1997                                     2,958
7/7/1997                                       346
10/7/1997                                       23
1/2/1998                                     3,266
1/5/1998                                        25
2/13/1998                                      510
4/6/1998                                        23
7/6/1998                                        28
10/7/1998                                       28
1/6/1999                                        33
1/22/1999                                    3,157
2/12/1999                                    1,246
2/13/1999                                      489
3/5/2001                                     1,163
3/5/2001                                     4,095
3/5/2001                                     1,418
3/18/2001                                      456
2/8/2002                                       736
                          TOTAL             50,000